UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): March 10, 2025 QUEST RESOURCE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36451	51-0665952
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway, Suite 100, The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	QRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 12, 2025, Quest Resource Holding Corporation (the “Company”, “us”, “our” or “we”) issued a press release announcing financial results for the fourth quarter and the full fiscal year ended December 31, 2024. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, the Company announced that S. Ray Hatch, the Company’s President and Chief Executive Officer, is retiring from his officer positions with the Company effective March 12, 2025 and his last day of employment with the Company shall be March 28, 2025 (the “Separation Date”).

In connection with Mr. Hatch’s retirement, on March 11, 2025, the Company and Mr. Hatch entered into a Mutual Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company has agreed, in return for a customary general release and waiver in favor of the Company and customary post-employment covenants with respect to non-compete, non-solicitation, non-disparagement and confidential Company information, to pay Mr. Hatch the amounts due pursuant to Mr. Hatch’s Amended and Restated Severance and Change in Control Agreement, dated June 29, 2021, as modified by the Separation Agreement, except that the vesting of any deferred stock units upon a separation from service shall be deemed to occur upon Mr. Hatch’s resignation or termination from our Board of Directors (the “Board”) as opposed to the Separation Date. Mr. Hatch shall continue to serve as a director on our Board until the earlier to occur of (i) December 31, 2025 or (ii) the Board’s request that Mr. Hatch resign from the Board. As of the Separation Date, Mr. Hatch shall be entitled to receive the monthly retainer payable to each non-employee director of the Board.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On March 10, 2025, our Board appointed Perry W. Moss as the new President and Chief Executive Officer, effective as of March 12, 2025 (the “Effective Date”).

Mr. Moss, age 65, has served as the Chief Revenue Officer of the Company since June 2024. Mr. Moss previously joined the Company as Senior Vice President of Sales and Business Development in July 2023. Mr. Moss has previously worked in various leadership roles at Rubicon Technologies, Inc. (NYSE: RBT), a publicly traded digital marketplace for waste and recycling services, including Chief Advisor from January 2018 to March 2023, President from January 2011 to December 2017 and Chief Operating Officer from May 2011 to June 2011. Prior to Rubicon, Mr. Moss also served in various roles at Oakleaf Waste Management, a sustainability service group that provides environmental solutions, including Executive Vice President of Major Accounts and Business Development from August 2009 to May 2011, Senior Vice President of Client Services from August 2007 to August 2009 and Senior Vice President of Recycling Services from November 2004 to August 2007. From 1995 to 2004, Mr. Moss served as the Director of Business Development for Smurfit-Stone Container, a global paperboard and paper-based packaging company.

On March 11, 2025, Mr. Moss and the Company entered into an Offer Letter (the “Offer Letter”), pursuant to which the Company hired Mr. Moss to serve as the Company’s President and Chief Executive Officer as of the Effective Date. The terms of the Offer Letter provide that Mr. Moss will be paid a base salary of $400,000 per year. Mr. Moss will be eligible to participate in the Company’s Management Bonus Plan, with a target of 100% of base salary and a 200% cap on payout for 2025. In addition, Mr. Moss will receive an initial grant of 214,600 restricted stock units (the “RSU Award”) pursuant to the Company’s 2024 Incentive Compensation Plan on the Effective Date (the “Grant Date”). The RSU Award shall vest over three years, with one-third of the total number of restricted stock units vesting on each anniversary of the Grant Date. Additionally, subject to all employment conditions, including Mr. Moss still being in the role of Chief Executive Officer of the Company, the Company will grant Mr. Moss $500,000 in restricted stock units in 2026, at the typical time as other executives, as his annual grant amount. Mr. Moss will also be eligible to participate in the Company’s Long-Term Incentive Plan (“LTIP”); provided, however that Mr. Moss shall not be eligible for a grant pursuant to the LTIP in 2025. Mr. Moss will also be eligible to participate in the Company’s benefits programs available to our other employees, including paid holidays, and various insurance benefits.

There are no arrangements or understandings between Mr. Moss and any other person pursuant to which Mr. Moss was selected as the President and Chief Executive Officer of the Company. There are no family relationships between Mr. Moss and any director or executive officer of the Company, and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary is qualified in its entirety by reference to the Offer Letter attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On March 12, 2025, we entered into a Severance and Change in Control Agreement with Mr. Moss (the “Severance Agreement”), effective as of the Effective Date. If we terminate Mr. Moss’s employment for any reason other than for good cause (as defined in the Severance Agreement) or if Mr. Moss voluntarily terminates his employment with us for good reason (as defined in the Severance Agreement), the Severance Agreement provides that (a) we will pay Mr. Moss his salary for a period of 12 months (which shall increase to 18 months if Mr. Moss has been Chief Executive Officer of the Company for at least one year) following the effective date of such termination and (b) we will pay Mr. Moss, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Mr. Moss pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.

The Severance Agreement further provides that, in the event of a change in control of the Company (as defined in the Severance Agreement), Mr. Moss has the option to terminate his employment with us, unless (i) the provisions of the Severance Agreement remain in full force and effect as to Mr. Moss and (ii) he suffers no reduction in his status, authority, or base salary following the change in control, provided that Mr. Moss will be considered to suffer a reduction in his status, authority, or base salary, only if, after the change in control, (A) he is not the President and Chief Executive Officer of the company that succeeds to our business, (B) such company’s common stock is not listed on a national stock exchange (such as the New York Stock Exchange, the Nasdaq Stock Market, or the NYSE MKT), (C) such company in any material respect reduces Mr. Moss’s status, authority, or base salary, or (D) as a result of the change in control, Mr. Moss is required to relocate his principal place of business more than 50 miles from The Colony, Texas (or surrounding areas). If Mr. Moss terminates his employment with us following a change in control or if we terminate his employment without good cause, in each case during the period commencing three months before and one year following the change in control, (A) we will pay Mr. Moss’s base salary for a period of 12 months following the effective date of such termination, (B) we will pay Mr. Moss an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, (C) all unvested stock options held by Mr. Moss in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, and (D) all unvested restricted stock units held by Mr. Moss in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination.

The Severance Agreement also contains a provision that prohibits Mr. Moss from competing with the Company for a period of 12 months following the termination of his employment with the Company for any reason. The Severance Agreement further contains a provision that prohibits Mr. Moss from soliciting or hiring any of our employees for a period of 24 months following the termination of his employment with us for any reason.

The foregoing summary is qualified in its entirety by reference to the Severance Agreement attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 12, 2025, the Company issued a press release announcing Mr. Hatch’s retirement and the appointment of Mr. Moss as the new President and Chief Executive Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Mutual Separation Agreement and Release, dated March 11, 2025, by and between the Company and S. Ray Hatch.
10.2	Offer Letter, dated March 11, 2025, by and between the Company and Perry W. Moss.
10.3	Severance and Change in Control Agreement, dated March 11, 2024, by and between the Company and Perry W. Moss.
99.1	Press Release from Quest Resource Holding Corporation, dated March 12, 2025, entitled “Quest Resource Holding Corporation Reports Fourth Quarter and Fiscal Year 2024 Financial Results”.
99.2	Press Release, dated March 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE HOLDING CORPORATION

Dated: March 12, 2025	By:	/s/ Brett W. Johnston
		Name:	Brett W. Johnston
		Title:	Senior Vice President and Chief Financial Officer